CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Exhibit 23.1

Donegal Mutual Insurance Company 401(k) Plan

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on FormS-8 (333-89644) of Donegal Group Inc. of our report dated June 21, 2021, relating to the financial statements and supplemental schedule of the Donegal Mutual Insurance Company 401(k) Plan which appears in this Form 11-K for the year ended December 31, 2020.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

June 21, 2021